UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2018
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH 43240 and Im Langacher, P.O. Box MT-100 CH-8606 Greifensee, Switzerland
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 3, 2018. As of the record date of March 5, 2018 there were 25,450,448 shares of common stock entitled to vote at the meeting. The holders of 22,870,110 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 - The election of nine directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	21,247,656	492,185	13,186	1,117,083
Wah-Hui Chu	21,419,380	319,396	14,251	1,117,083
Olivier A. Filliol	21,488,410	251,081	13,536	1,117,083
Elisha W. Finney	19,063,768	2,673,753	15,506	1,117,083
Richard Francis	21,682,498	41,352	29,177	1,117,083
Constance L. Harvey	21,699,158	38,685	15,184	1,117,083
Michael A. Kelly	21,608,151	119,991	24,885	1,117,083
Hans Ulrich Maerki	20,803,016	925,239	24,772	1,117,083
Thomas P. Salice	21,077,040	648,894	27,093	1,117,083

Proposal 2 - The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,538,861	316,149	15,100	0

Proposal 3 - Advisory vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,154,769	1,564,291	33,967	1,117,083

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 7, 2018	By:	/s/ James T. Bellerjeau
James T. Bellerjeau

General Counsel

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